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                                                [Form of Underwriting Agreement]

                         Suburban Propane Partners, L.P.

                             2,075,000 Common Units
                     Representing Limited Partner Interests

                             ----------------------

                             Underwriting Agreement

                                                                          , 2003

Goldman, Sachs & Co.,
   As representative of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Suburban Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,075,000 common units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units") and, at the election of the Underwriters, up to 311,250 additional Common Units (the "Optional Units"). The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Units."

         The Partnership and Suburban Propane, L.P., a Delaware limited partnership (the "Operating Partnership"), are collectively referred to herein as the "Partnership Entities," and Suburban Sales & Service, Inc., a Delaware corporation, Suburban Holdings, Inc., a Delaware corporation, Suburban @ Home, Inc., a Delaware corporation, Suburban Franchising, Inc., a Nevada corporation, and Gas Connection, Inc., an Oregon corporation, all of which are subsidiaries of the Operating Partnership, are collectively referred to herein as the "Subsidiaries."

         1. The Partnership represents and warrants to, and agrees with, each of the Underwriters that:

               (a) A registration statement on Form S-3 (File No. 333-104415) (the "Initial Registration Statement") in respect of the Units has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the





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         offering (a "Rule 462(b) Registration Statement"), filed pursuant to
         Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the "Incorporated Documents"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

               (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and

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         regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (e) Neither of the Partnership Entities nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that, individually or in the aggregate, would have a material adverse effect on the business, prospects, operations, financial condition or results of operations of the Partnership Entities and the Subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the partners' capital or long-term debt of either of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' capital or results of operations of either of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus;

               (f) Each of the Partnership Entities and the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by that Partnership Entity or Subsidiary; and all real property and buildings held under lease by a Partnership Entity or Subsidiary are held under valid, subsisting and enforceable leases with

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         such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the lessee;

               (g) Each of the Partnership Entities is and at each Time of Delivery (as defined in Section 4(a) hereof) will be a limited partnership duly formed, validly existing and in good standing under the laws of the state of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly licensed or qualified to do business and is in good standing as a foreign limited partnership in all jurisdictions in which it owns or leases properties or conducts any business so as to require such licensing or qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Complete and correct copies of the certificates of limited partnership of the Partnership and the Operating Partnership, and all amendments thereto, and of the agreements of limited partnership of the Partnership, as amended and restated (the "Partnership Agreement") and the Operating Partnership, as amended and restated (the "Operating Partnership Agreement"), have been delivered to the Underwriters;

               (h) Suburban Energy Services Group LLC, the general partner of each of the Partnership Entities (the "General Partner"), has been, and at the applicable Time of Delivery will be, duly formed and is validly existing as a limited liability company in good standing under the laws of the state of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Complete and correct copies of the certificate of formation and the limited liability company agreement of the General Partner, and all amendments thereto, have been delivered to the Underwriters;

               (i) Each of the Subsidiaries has been, and at the applicable Time of Delivery will be, duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Complete and correct copies of the certificate of incorporation and the bylaws of each of the Subsidiaries have been delivered to the Underwriters;

               (j) The Partnership has no direct or indirect subsidiaries (other than the Operating Partnership and the Subsidiaries) that, taken as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X under the Act);

               (k) The General Partner is the sole general partner of the Partnership with a 0.88% general partner interest in the Partnership; such general partner interest is duly authorized by the Partnership Agreement and was validly issued to the General Partner; and, the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests,

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         equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus);

               (l) The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest is duly authorized by the Operating Partnership Agreement, and was validly issued to the General Partner; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as would not, individually or in the aggregate, be material to such ownership or as described in the Registration Statement or the Prospectus);

               (m) The Partnership is the sole limited partner of the Operating Partnership with a limited partner interest of 98.9899%; such limited partner interest is duly authorized by the Operating Partnership Agreement, and was validly issued to the Partnership and is fully paid and nonassessable (except as nonassessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Prospectus under the captions "Unitholders may not have limited liability in some circumstances and may be liable for the return of some distributions" and "Unitholders may have liability to repay distributions"); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as would not, individually or in the aggregate, be material to such ownership or as described in the Registration Statement or the Prospectus);

               (n) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and are fully paid and nonassessable; and the issued shares of capital stock of each of the Subsidiaries are owned by the Operating Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or other claims; all of the outstanding membership interests of the General Partner are owned by management and other key employees of the Partnership;

               (o) The Partnership has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding Common Units of the Partnership have been duly and validly authorized and issued, are fully paid and nonassessable (except as nonassessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Prospectus under the captions "Unitholders may not have limited liability in some circumstances and may be liable for the return of some distributions" and "Unitholders may have liability to repay distributions") and conform to the description of the Common Units contained in the Prospectus;

               (p) The Units to be issued and sold by the Partnership to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable (except as nonassessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Prospectus under the captions "Unitholders may not have limited liability in some circumstances and may be liable for the return of some distributions" and "Unitholders may have liability to repay distributions") and will conform to the description of the Common Units contained in the Prospectus;

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               (q) The issue and sale of the Units by the Partnership and the compliance by the Partnership with all of the provisions of this Agreement and compliance by the Operating Partnership with the provisions of Section 7 hereof, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Partnership Entities or any of the Subsidiaries is a party or by which either of the Partnership Entities or any of the Subsidiaries is bound or to which any of the property or assets of either of the Partnership Entities or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the partnership agreement of either of the Partnership Entities or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Partnership Entities or any of the Subsidiaries or any of their properties, except for breaches, violations or defaults (other than those relating to the partnership agreement of either of the Partnership Entities) that would not, individually or in the aggregate, have a Material Adverse Effect or impair the Partnership's ability to consummate the transactions herein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Partnership of the transactions contemplated by this Agreement and the Operating Partnership with the provisions in
         Section 7 hereof, except the registration under the Act of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters;

               (r) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Partnership, as of the respective dates thereof and the consolidated results of operations and cash flows of the Partnership for the respective periods covered thereby; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the entire period involved, except as otherwise disclosed in the Prospectus; and the other financial and statistical information included or incorporated by reference in the Registration Statement or the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Partnership. No other financial statements or schedules of the Partnership are required by the Act, the Exchange Act or the rules and regulations of the Commission under such acts to be included in the Registration Statement or the Prospectus;

               (s) The Partnership and the Operating Partnership (with respect to Section 7 hereof) have all necessary partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Entities and constitutes a valid and binding agreement of each of the Partnership Entities and is enforceable against each of the Partnership Entities in accordance with its terms; provided that such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and
         (ii) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws;

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               (t) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership, and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (u) None of the Partnership Entities, the Subsidiaries and the General Partner is in violation of its certificate of incorporation, certificate of formation, by-laws, partnership agreement or limited liability company agreement, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that, individually or in the aggregate, would not have a Material Adverse Effect;

               (v) The statements set forth in the Prospectus under the caption "Description of Common Units," insofar as they purport to constitute a summary of the terms of the Common Units, under the caption "Tax Considerations" and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

               (w) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any common units, equity interests or shares of stock in any of the Partnership Entities and the Subsidiaries, except as described in the Prospectus. The offering and sale of Units as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any partnership interests or other securities of either of the Partnership Entities. Other than as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or other securities of either of the Partnership Entities. There are no rights entitling any holder of partnership interests in the Partnership to cause the Partnership to register any of such interests, other than pursuant to the Partnership Agreement or as described in the Prospectus, and such registration rights will not be triggered in connection with the offering and sale of Units as contemplated by this Agreement;

               (x) Each of the Partnership Entities and the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants, or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and
         (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

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               (y) There are no costs or liabilities associated with
         Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure or properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

               (z) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which either of the Partnership Entities or any of the Subsidiaries is a party or of which any property of either of the Partnership Entities or any of the Subsidiaries is the subject which, if determined adversely to either of the Partnership Entities or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Partnership's management, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (aa) Neither of the Partnership Entities is, nor, after giving effect to the offering and sale of the Units, will be, (i) an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended (the "PUHCA");

               (ab) Each of the Partnership Entities and the Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities and the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership Entities and the Subsidiaries considered as a whole;

               (ac) Neither of the Partnership Entities nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

               (ad) The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (ae) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to

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         ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Partnership's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

               (af) Based on the evaluation of its disclosure controls and procedures, the Partnership is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls;

               (ag) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

               (ah) For each taxable year of the Partnership, less than 10% of the gross income of the Partnership has been derived from sources other than (i) the exploration, development, production, processing, refining, transportation or marketing of any mineral or natural resource, including oil, gas or products thereof, or (ii) other items of qualifying income within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended; and

               (ai) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Partnership Entities, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         2. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the
Partnership, at a purchase price per Unit of $................, the number of
Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

         The Partnership hereby grants to the Underwriters the right to purchase at their election up to 311,250 Optional Units, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of Units in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be

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



delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Partnership shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co. through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least forty-eight hours in advance. The Partnership will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm
         Units, 9:30 a.m., New York City time, on ............., 2003 or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the "First Time of Delivery", such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 (the "Closing Location"), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4(b), "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Partnership agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

               (d) To make generally available to the Partnership's securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

               (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Partnership that are substantially similar to the Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities (other than pursuant to employee benefit plans, unit option plans or restricted unit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent, it being expressly agreed that the foregoing restriction shall preclude the Partnership from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Units even if such Common Units would be disposed of by someone other than the Partnership, including, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Common Units or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Units;

               (f) To furnish to the Partnership's unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partners' capital and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;

               (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to unitholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; and (ii) such additional information concerning the business and financial condition of the Partnership as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission);

               (h) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

               (i) To use its best efforts to list, subject to notice of issuance, the Units on The New York Stock Exchange (the "Exchange"); and

               (j) If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Partnership covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership's counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) all fees and expenses in connection with listing the Units on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing certificates representing Common Units, if any; (vii) the cost and charges of any transfer agent or registrar; and
(viii) all other costs and expenses incident to the performance of the Partnership's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Partnership has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) Fulbright & Jaworski L.L.P., counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii),
         (iv), (vii) and (xiii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Weil, Gotshal & Manges LLP, counsel for the Partnership, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                         (i) Each of the Partnership Entities is validly
                    existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus;

                         (ii) The Partnership has an authorized capitalization
                    as set forth in the Prospectus, and all of the issued and outstanding Common Units of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except as nonassessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Prospectus under the captions "Unitholders may not have limited liability in some circumstances and may be liable for the return of some distributions" and "Unitholders may have liability to repay distributions"); and the Units conform in all material respects to the description of the Common Units contained in the Prospectus;

                         (iii) There is no legal or governmental proceeding
                    pending, or, to such counsel's knowledge, threatened, against either of the Partnership Entities or its property that is required to be described in the Prospectus and that has not been so described;

                         (iv) This Agreement has been duly authorized, executed
                    and delivered by each of the Partnership and the Operating Partnership;

                         (v) The issue and sale of the Units being delivered at
                    such Time of Delivery by the Partnership, the compliance by the Partnership with all of the provisions of this Agreement and the compliance by the Operating Partnership with the provisions of Section 8 hereof and the consummation of the transactions herein contemplated do not conflict with or violate any of the terms or provisions of, or constitute a breach or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which either of the Partnership Entities is a party or is bound and that is material to that Partnership Entity, nor will such action result in any violation of the provisions of the partnership agreement of either of the Partnership Entities or any Delaware partnership or federal statute or any order, rule or regulation (other than foreign and state securities or Blue Sky Laws, as to which such counsel expresses no opinion), or any judgment, writ, injunction, decree, order or ruling of any court or governmental agency or body having jurisdiction over either of the Partnership Entities of which such counsel is aware;

                         (vi) No consent, approval, authorization, order,
                    registration or qualification of or with any Delaware or federal governmental agency or body is required for the issue and sale of the Units or the consummation by the Partnership of the transactions contemplated by this Agreement and the Operating Partnership with respect to

                    Section 8 hereof, except the registration under the Act of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the by-laws or rules of NASD Regulation, Inc. in connection with the purchase and distribution of the Units by the Underwriters (it being understood that the opinion may be limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement);

                         (vii) The statements set forth in the Prospectus under
                    the caption "Description of Common Units," insofar as they purport to constitute a summary of the terms of the Common Units, or under the caption "Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                         (viii) Neither of the Partnership Entities is (i) an
                    "investment company", as such term is defined in the Investment Company Act, or (ii) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof, under PUHCA;

                         (ix) The Units to be issued and sold to the
                    Underwriters by the Partnership hereunder have been duly and validly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable (except as nonassessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Prospectus under the captions "Unitholders may not have limited liability in certain circumstances and may be liable for the return of certain distributions" and "Unitholders may have liability to repay distributions"), and free of any preemptive or similar rights that entitle or will entitle any person to acquire any partnership interest in the Partnership;

                         (x) The Partnership Agreement has been duly authorized,
                    executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each in accordance with its terms, provided that the enforceability of each such agreement is subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) and

                    (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws;

                         (xi) The Registration Statement has been declared
                    effective under the Act by the Commission and to the knowledge of such counsel after due inquiry, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or overtly threatened. Any required filing of the Prospectus relating to the sale of the Units pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule; and

                         (xii) The Incorporated Documents (other than the
                    financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act.

               In addition, such counsel will provide you a letter of negative assurance, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that: the Registration Statement and the Prospectus, as amended and/or supplemented prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. The opinion letter of such counsel also shall include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Partnership, representatives of the independent public accountants for the Partnership, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in subsection (vii) of this section 7(c)), no facts have come to their attention that lead them to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included or incorporated by reference in the Registration Statement or Prospectus);

               (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto);

               (e) (i) Neither of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the Common Units, partners' capital or long-term debt of either of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners' capital or results of operations of either of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

               (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Partnership's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership's debt securities (other than as part of a downgrading or public announcement of surveillance or review, with possible negative implications, of the industry sector in which the Partnership conducts business by any such nationally recognized statistical rating organization);

               (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Partnership's securities on the Exchange;
         (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

               (h) The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

               (i) The Partnership has obtained and delivered to the Underwriters executed copies of an agreement from each of the officers of the Partnership and members of the Board of Supervisors of the Partnership, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you; provided, however, that such agreement shall provide that David Eastin, Robert Plante, Jeffrey Jolly, Michael Keating, Russell Rupp, Janice Meola,

         Mark Anton II, Davin D'Ambrosio and Michael Stivala may sell or dispose of up to an aggregate of 75,000 Common Units solely for the purposes set forth in such agreement;

               (j) The Partnership shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

               (k) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the General Partner or the Partnership satisfactory to you as to the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery, as to the performance by the Partnership Entities of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

         8. (a) Each of the Partnership Entities, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither of the Partnership Entities shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless each of the Partnership Entities against any losses, claims, damages or liabilities to which either of the Partnership Entities may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse each of the Partnership Entities for any legal or other expenses reasonably incurred by either of them in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Entities bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Entities on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Partnership Entities under this Section 8 shall be in addition to any liability which the Partnership Entities may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to the General Partner, to each officer and member of the Board of Supervisors of the Partnership and to each person, if any, who controls either of the Partnership Entities within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

         (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or

Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Partnership Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or either Partnership Entity, or any officer, member of the Board of Supervisors or controlling person of either Partnership Entity, and shall survive delivery of and payment for the Units.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Partnership shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Partnership shall be delivered or sent by mail to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership Entities and, to the extent provided in Sections 8 and 10 hereof, the officers and members of the Board of Supervisors of either Partnership Entity and each person who controls either Partnership Entity or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. The Partnership is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                Very truly yours,

                                Suburban Propane Partners, L.P.

                                By: ...........................................
                                   Name:
                                   Title:

                                Suburban Propane, L.P.

                                By: ...........................................
                                    Name:
                                    Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Wachovia Securities, LLC
Raymond James & Associates, Inc.

By:...............................................
           (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                            Number of
                                                                                            Optional
                                                                                           Units to be
                                                                      Total Number of      Purchased if
                                                                        Firm Units        Maximum Option
                               Underwriter                            to be Purchased        Exercised
                               -----------                            ---------------        ---------
Goldman, Sachs & Co. .............................................
Wachovia Securities, LLC..........................................
Raymond James & Associates, Inc. .................................

                                                                         ---------            -------
     Total........................................................       2,075,000            311,250
                                                                         =========            =======

                                                                         ANNEX I

         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

               (i) They are independent certified public accountants with respect to the Partnership and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Partnership for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to Goldman, Sachs & Co., the representative of the Underwriters (the "Representative");

               (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Partnership's quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representative; and on the basis of specified procedures including inquiries of officials of the Partnership who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Partnership for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Partnership's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Partnership's Annual Reports on Form 10-K for such fiscal years;

               (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

               (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Partnership and its subsidiaries, inspection of the minute books of the Partnership and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Partnership and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) (i) the unaudited condensed consolidated statements
                    of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Partnership's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Partnership's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                         (B) any other unaudited income statement data and
                    balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Partnership's Annual Report on Form 10-K for the most recent fiscal year;

                         (C) the unaudited financial statements which were not
                    included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Partnership's Annual Report on Form 10-K for the most recent fiscal year;

                         (D) any unaudited pro forma consolidated condensed
                    financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                         (E) as of a specified date not more than five days
                    prior to the date of such letter, there have been any changes in the consolidated partners' capital or any increase in the consolidated long-term borrowings of the Partnership and its subsidiaries, or any decreases in consolidated net current assets or partners' capital or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (F) for the period from the date of the latest
                    financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated revenues or income before interest expense and provision for income taxes or the total or per unit amounts of consolidated net income or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative which are derived from the general accounting records of the Partnership and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative or in documents incorporated by reference in the Prospectus specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership and its subsidiaries and have found them to be in agreement.

                                      F-3